1

                         AMENDMENT NO.1
                               TO
                       SEVERANCE AGREEMENT
                         BY AND BETWEEN
           MENLO WORLDWIDE, LLC AND JOHN H. WILLIFORD


This Amendment No. 1 (this "Amendment") is made to the Severance Agreement dated as of August 25, 2003 by and between Menlo Worldwide, LLC (the "Company"), a Delaware limited liability company whose sole member is CNF Inc., a Delaware corporation, and John H. Williford (the "Executive") (the "Severance Agreement").

WHEREAS, the Company and the Executive entered into the Severance
Agreement;

WHEREAS, the Board of Members of the Company has determined that it is in the best interests of the Company and of its member to amend the Severance Agreement;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive agree as follows (capitalized terms used without definition have the meanings given to those terms in the Severance Agreement):

  1. Amendment to Section 6, "Severance Payments." Section 6 of the Severance Agreement shall be amended as follows:

     a)The following new Section 6.1(D) shall be added:

          "(D) In addition to the retirement benefits to which the Executive is entitled under each Pension Plan or any successor plan thereto, the Company shall pay the Executive a lump sum amount, in cash, equal to the excess of (i) the actuarial equivalent of the aggregate retirement pension (taking into account any early retirement subsidies associated therewith and determined as a straight life annuity commencing at the date (but in no event earlier than the third anniversary of the Date of Termination) as of which the actuarial equivalent of such annuity is greatest) which the Executive would have accrued under the terms of all Pension Plans (without regard to any amendment to any Pension Plan made subsequent to a Change in Control of the Company and on or prior to the Date of Termination, which amendment adversely affects in any manner the computation of retirement benefits thereunder), determined as if the Executive (A) were fully vested thereunder, (B) had accumulated (after the Date of Termination) thirty-six (36) additional months of service credit thereunder, (C) had attained an age which is three years older than the age the Executive had attained as of the Date of Termination and (D) had been credited under each Pension Plan during such period with compensation equal to the Executive's annual amount taken into account under Section 6.1(A) hereof, over (ii) the actuarial equivalent of the aggregate retirement pension (taking into account any early retirement subsidies associated therewith and determined as a straight life annuity commencing at the date (but in no event earlier than the Date of Termination) as of which the actuarial equivalent of such annuity is greatest) which the Executive had accrued pursuant to the provisions of the Pension Plans as of the Date of Termination. For purposes of this
          Section 6.1(D), "actuarial equivalent" shall be determined using the same assumptions utilized under the applicable Pension Plan immediately prior to the Date of Termination or, if more favorable to the Executive, immediately prior to the Change in Control of the Company."

     b) The reference in the first sentence of Section 6.3 to "subsections (A) and (C) of Section 6.1" shall be amended so as to also refer to subsection (D), as follows: "subsections (A), (C) and (D) of Section 6.1."

  2. Effective Date. The effective date of this Amendment shall be January 22, 2004. Except as expressly amended, the Severance Agreement remains unchanged and in full force and effect.


                         MENLO WORLDWIDE, LLC.
                         By: /s/ Gregory L. Quesnel
                         --------------------------------------
                         Name:     Gregory L. Quesnel
                         Title:    Chairman of the Board


                         EXECUTIVE
                         By: /s/ John H. Williford
                         --------------------------------------
                         Name:     John H. Williford
                         Address:  416 Raymundo Drive
                                   Woodside, CA 94062